Exhibit 99.4

MONTHLY SERVICER'S CERTIFICATE

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

(Formerly FIRST USA BANK, NATIONAL ASSOCIATION)

BANC ONE CREDIT CARD MASTER TRUST

SERIES 1996-A

The undersigned, a duly authorized representative of Bank One, Delaware, National Association, as Servicer ("the Bank"), pursuant to the Pooling and Servicing Agreement dated as of November 1, 1994 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-A Supplement dated as of March 27, 1996 (as amended and supplemented, the “Series Supplement"), between the Bank, as Seller and Servicer, and Bankers Trust Company, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

2. The Bank is, as of the date hereof, the Servicer under the Agreement.

3. The undersigned is a Servicing Officer.

4. This Certificate relates to the Distribution Date occuring on 17-Mar-03

5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event has been deemed to have occurred on or prior to such Distribution Date.

7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 11th day of March-03

Bank One, Delaware, National Association as

Servicer

By:	/s/ MICHAEL J. GRUBB
Michael J. Grubb First Vice President